UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14-A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Materials Pursuant to §240.14a-12

BOOZ ALLEN HAMILTON HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EMPLOYEE STOCKHOLDER SOLICITING MATERIALS

Commencing on July 9, 2024, the Company sent the following to the Partners, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Principals and Senior Associates of the Company, employees of the Company that participate in the Company’s Employee Stock Purchase Plan, and those Lead Associates and Associates of the Company that hold shares of Company common stock.
Colleagues,
Booz Allen Hamilton Holding Corporation will have its 2024 Annual Meeting of Stockholders on Wednesday, July 24 at 8:00 am ET. This will be a virtual meeting only.

Booz Allen stockholders as of June 3, 2024 are eligible to vote on the four items noted in our proxy statement this year. If you held Booz Allen stock as of that date, you should have received instructions via mail or email on how to cast your vote. If you have not received this information, contact Susanna Patton in the Office of the Corporate Secretary.

The four items are:

•Election of eleven directors;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025;
•A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement; and
•Consideration of any other business that may properly be brought before the Annual Meeting.

These items will be briefly addressed at the Annual Meeting. To participate, visit www.virtualshareholdermeeting.com/BAH2024. You will need the control number located on your proxy card or within the instructions that accompanied your proxy materials. Online check-in will begin at 7:45 am ET.

Other options for voting, including by mail, telephone, or electronically at www.proxyvote.com, are described in the proxy materials. Note, only shares of common stock owned as of June 3, 2024 have the right to vote. Stock options and unvested restricted stock units do not carry voting rights, as applicable. I encourage you to vote any time between now and the Annual Meeting.

Horacio